                                                                    Exhibit 99.2

                          INTERACTIVE DATA CORPORATION
                          2000 LONG-TERM INCENTIVE PLAN

                            OPTION GRANT CERTIFICATE
                          (Non-Employee Director Grant)


This Option Grant Certificate evidences the grant of an option pursuant to the provisions of the 2000 Long-Term Incentive Plan (the "Plan") of Interactive Data Corporation (f/k/a Data Broadcasting Corporation) (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Stock set forth below, pursuant to the provisions of the Plan and on the terms and conditions set forth below. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Plan.

1.       Name of Grantee:

2.       Number of Shares of Stock:                    ("Option Shares")

3.       Exercise Price per Share:

4.       Date of Grant of this Option:                 ("Grant Date")

5.       Type of Option:  Non-qualified stock option

6. Vesting/Exercisability: This option shall vest and become exercisable as to 100% of the Option Shares on the date hereof.

7. Termination of Option: The Grantee's ability to exercise his/her right to purchase Shares pursuant this grant shall terminate on the earliest to occur of:

         (i)      the 10th anniversary of the Grant Date;

         (ii) the 1st anniversary of the date the Grantee ceased for any reason to be a Director of the Company; and

         (iii)    such earlier times as described in the Plan.

8. Acquired Rights: The award of this option does not (i) constitute a contract of employment, (ii) confer upon the Grantee any right to continue as a director of the Company, (iii) affect the right of the shareholders of the Company to remove or decline or re-elect the Grantee to the Board of Directors (for any reason or no reason), (iv) affect the right of the Board of Directors to refrain from nominating the Grantee for re-election to the Board of Directors, or (v) entitle the Grantee to any benefits other than those granted under the Plan. The Grantee understands and accepts that the benefits granted under the Plan are entirely at the discretion of the Company and that the Company retains the right to amend, modify or terminate the Plan at any time, in its sole discretion and, except as may otherwise be provided in the Plan, without notice.

9. Data Protection: To the extent reasonably necessary to administer the Plan (i) the Company may process personal data about the Grantee, including, but not limited to (a) information concerning this option grant and any changes hereto, (b) other personal and financial data about the Grantee, and (c) information about the Grantee's participation in the Plan and shares exercised under the Plan from time to time, and (ii) the Grantee gives explicit consent to the Company to
         (a) process any such personal data, and (b) transfer any such personal data outside the country in which the Grantee lives, works or is employed, including, without limitation, to the Company and any of its subsidiaries and agents, including the outside stock plan administrator as selected by the Company from time to time, and any other person the Company may deem appropriate in its administration of the Plan. The Grantee has the right to access and correct personal data by contacting a local Human Resources Representative. The transfer of the information outlined here is important to the administration of the Plan and failure to consent to the transmission of such information may limit or prohibit the Grantee from participating in the Plan.

The Grantee hereby acknowledges that he/she has access to a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan, as amended from time to time, are incorporated herein by reference, and this option is subject to these terms and provisions in all respects. At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit a notice of exercise, in such form or by such method as the Company shall prescribe from time to time, specifying the exercise date and the number of shares of Stock to be exercised. As a condition to exercise, the Grantee shall remit to the Company the exercise price in cash or in such other form as permitted under the Plan, plus an amount sufficient to satisfy any withholding tax obligation of the Company that may arise in connection with such exercise.


INTERACTIVE DATA CORPORATION                        Agreed to and Accepted by:



----------------------------------------------      ----------------------------
By:      Stuart J. Clark                            Grantee
Title:   President and Chief Executive Officer


                                      -2-